Exhibit 99.1
Everforth Reports Second Quarter 2026 Results
Revenues, Net Income, Adjusted EBITDA and Adjusted EBITDA Margin Exceed the High-End of Guidance Estimates

July 29, 2026

RICHMOND, VA.— (BUSINESS WIRE) -- Everforth, Inc. (NYSE: EFOR), a leading technology and digital engineering company, reported financial results for the quarter ended June 30, 2026.

Highlights

Second Quarter 2026
•Revenues were $1,007.0 million
•Net income was $14.2 million
•Adjusted EBITDA (a non-GAAP measure) was $96.7 million (9.6 percent of revenues)
•Operating cash flows were $52.2 million and Free Cash Flow (a non-GAAP measure) was $46.3 million
•Repurchased 0.4 million shares of the Company's common stock for $11.5 million and repaid $23.9 million in debt
•Subsequent to the quarter end, in July completed the refinancing and upsizing of revolver, replacing previous revolver and Term Loan A, with a new five-year $600 million revolving facility

IT Consulting Metrics
•     Commercial Segment - book-to-bill ratio for the IT Consulting business trailing-twelve-month period ("TTM") was 1.2 to 1
•     Federal Government Segment - New contract awards for the TTM were $0.9 billion; book-to-bill ratio was 0.8 to 1

Management Commentary

“Everforth delivered solid second quarter 2026 results, with revenues of $1 billion and Adjusted EBITDA margin of 9.6 percent both exceeding our expectations,” said Ted Hanson, Chief Executive Officer of Everforth, Inc. “Performance in the quarter was supported by strength across our Commercial enterprise platform portfolio, where improving bookings conversion contributed meaningfully to our results and drove revenues above guidance for the quarter. In addition, the recent expansion of our revolving credit facility just after quarter end further strengthened our balance sheet and enhanced our financial flexibility.”

Hanson continued, “As AI adoption continues to accelerate and customers move from pilots to scaled production environments, the challenge is less about access to technology and more about integrating AI into workflows, data environments, and operating models. We believe that the last mile of the AI valuation equation will be IT services, and Everforth's differentiated combination of talent, industry expertise, governance capabilities, and technology alliances positions us at the intersection of the most important trends shaping our industry. We enter this next phase of AI adoption with confidence in both our strategy and ability to execute.”

Second Quarter 2026 Financial Results - Summary

	Three Months Ended
	June 30,		March 31,
(In millions, except per share data)	2026	2025	2026
Revenues
Commercial Segment	$701.7	$708.1	$675.5
Federal Government Segment	305.3	312.5	292.8
Consolidated	$1,007.0	$1,020.6	$968.3

Gross Margin
Commercial Segment	32.1%	33.0%	31.0%
Federal Government Segment	19.6%	19.2%	19.6%
Consolidated	28.3%	28.7%	27.5%

Net income	$14.2	$29.3	$5.5
Earnings per diluted share	$0.35	$0.67	$0.13

Non-GAAP Financial Measures
Adjusted Net Income	$37.2	$51.6	$28.7
Adjusted Net Income per diluted share	$0.91	$1.17	$0.69
Adjusted EBITDA	$96.7	$108.5	$83.6
Adjusted EBITDA margin	9.6%	10.6%	8.6%

__________
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues for the quarter were $1,007.0 million, compared with $1,020.6 million in the second quarter of 2025. Commercial Segment revenues were 70 percent of total revenues and were $701.7 million, compared with $708.1 million in the second quarter of 2025. Federal Government Segment revenues were 30 percent of total revenues and were $305.3 million, compared with $312.5 million in the prior-year period.

Commercial Segment revenues are categorized into five industries: (i) Consumer and Industrial, (ii) Technology, Media and Telecom ("TMT"), (iii) Financial Services, (iv) Healthcare, and (v) Business Services. Four of the industries decreased year-over-year, while TMT increased by $7.7 million or 5.6 percent.

Federal Segment revenues are categorized into four customer types: (i) Defense and Intelligence, (ii) National Security, (iii) Federal Civilian, and (iv) other clients. The year-over-year revenue decline was attributable to decreases in Defense and Intelligence and Federal Civilian, partially offset by increases in National Security and other clients.

Gross margin for the second quarter of 2026 was 28.3 percent, a compression of 40 basis points from the second quarter of 2025. Gross margin for the Commercial Segment was 32.1 percent, down 90 basis points year-over-year primarily driven by a lower mix of high-margin permanent placement revenues, as well as changes in foreign exchange rates primarily related to our delivery center in Mexico. Gross margin for the Federal Government Segment was 19.6 percent, up 40 basis points year over year, driven by focused efforts to improve profitability across the contract portfolio.
Selling, general, and administrative (“SG&A”) expenses were $226.2 million, compared with $216.8 million in the prior-year period. SG&A expenses included $9.8 million in acquisition, integration, and strategic planning expenses, compared with $8.3 million in the prior-year period.

Net income was $14.2 million ($0.35 per diluted share), compared with $29.3 million ($0.67 per diluted share) in the second quarter of 2025.

Adjusted EBITDA (a non-GAAP measure) was $96.7 million, or 9.6 percent of revenues ("Adjusted EBITDA margin," a non-GAAP measure), compared with $108.5 million or 10.6 percent of revenues in the second quarter of 2025.

Capital Resources and Allocation

At June 30, 2026, the Company had:
•Cash and cash equivalents of $152.9 million
•Availability of approximately $180.0 million under the Company's $500.0 million Senior Secured Revolving Credit Facility (due 2028)
•Senior Secured Debt, consisting of a Term Loan A facility with outstanding balance of $97.5 million (due 2028) and a Term Loan B facility with outstanding balance of $486.3 million (due 2030)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

During the quarter the Company repurchased 0.4 million shares of its common stock for $11.5 million at an average price of $30.07 per share. Approximately $923 million remained available at quarter end for repurchases under the Company's stock repurchase plan. Subsequent to the quarter end, in July the Company completed the refinancing and upsizing of its revolver, replacing the previous revolver and Term Loan A with a new five-year $600 million revolving facility.

Third Quarter 2026 Financial Estimates

The Company's financial estimates for the third quarter of 2026, which are set forth below, are based on current market conditions and assume no deterioration in the markets served. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$994.0	$1,024.0
SG&A expenses(1)	220.4	221.9
Amortization of intangible assets	17.3	17.3
Net income	14.5	23.0

Earnings per diluted share	$0.36	$0.56
Gross margin	28.0%	28.5%
Effective tax rate(2)	29.0%	29.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$95.0	$105.0
Adjusted Net Income(3)	$37.8	$44.8
Adjusted Net Income per diluted share(4)	$0.92	$1.10
Adjusted EBITDA margin	9.6%	10.3%
___________
(1) Includes non-cash expenses totaling $27.2 million, comprised of: (i) $14.0 million of stock-based compensation, (ii) $10.1 million of depreciation, and (iii) $3.1 million of amortization related to capitalized cloud-based application implementation costs. Also includes acquisition, integration, and strategic planning expenses of approximately $7.5 million to $9.5 million, related to strategic initiatives including updates to our go-to market strategy, outsourcing of certain back-office functions, ERP implementation, and costs related to the integration of Quinnox.
(2) Estimated effective tax rate before any excess tax benefits or shortfall related to stock-based compensation.
(3) Does not include the cash tax savings benefit of the tax deduction received from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.24 per diluted share).

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the second quarter of 2026 and to provide third quarter 2026 estimates. The dial-in number is 877-407-0792 (+1-201-689-8263), and the conference ID number is 13760713. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.everforth.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until August 12, 2026. The access number for the replay is 844-512-2921 (+1-412-317-6671) and the conference ID number is 13760713. A replay of the webcast will be available at www.everforth.com.

About Everforth, Inc.

Everforth, Inc. (NYSE: EFOR) is a leading technology and digital engineering company with six core solution areas: AI and data, cloud and infrastructure, application and digital engineering, customer experience, cybersecurity, and enterprise platforms. Through proprietary assets, accelerators, and proven expertise, Everforth delivers measurable outcomes that help organizations adapt, innovate, and thrive.

Everforth: Adapt and Thrive.TM

Learn more at everforth.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense, and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train, and retain qualified internal employees, the availability of qualified billable professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to successfully adapt to, integrate, and leverage new and developing technologies, including generative artificial intelligence, our ability to manage our litigation matters, the successful integration of acquisitions, and other risks detailed from time-to-time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 25, 2026. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2026	2025	2026	2026	2025
Results of Operations:
Revenues	$1,007.0	$1,020.6	$968.3	$1,975.3	$1,988.9
Costs of services	722.4	727.3	701.7	1,424.1	1,420.2
Gross profit	284.6	293.3	266.6	551.2	568.7
Selling, general, and administrative expenses	226.2	216.8	224.4	450.6	431.3
Amortization of intangible assets	17.3	16.9	14.5	31.8	31.2
Operating income	41.1	59.6	27.7	68.8	106.2
Interest expense	(20.4)	(18.2)	(17.1)	(37.5)	(33.6)
Income before income taxes	20.7	41.4	10.6	31.3	72.6
Provision for income taxes	6.5	12.1	5.1	11.6	22.4
Net income	$14.2	$29.3	$5.5	$19.7	$50.2

Earnings per share:
Basic	$0.35	$0.67	$0.13	$0.48	$1.15
Diluted	$0.35	$0.67	$0.13	$0.48	$1.14

Number of shares and share equivalents used to calculate earnings per share:
Basic	41.0	43.8	41.3	41.2	43.8
Diluted	41.0	44.0	41.4	41.2	44.0

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2026	2025	2026	2026	2025
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$52.2	$124.9	$18.5	$70.7	$141.7
Cash used in investing activities	(5.9)	(9.1)	(293.0)	(298.9)	(325.4)
Cash provided by (used in) financing activities	(37.3)	(84.9)	257.6	220.3	116.3

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$52.2	$124.9	$18.5	$70.7	$141.7
Capital expenditures	(5.9)	(9.1)	(9.4)	(15.3)	(19.3)
Free Cash Flow (non-GAAP measure)	$46.3	$115.8	$9.1	$55.4	$122.4

	June 30,	December 31,
	2026	2025
Summary Balance Sheet Data:
Cash and cash equivalents	$152.9	$161.2
Working capital	523.2	491.9
Goodwill and intangible assets, net	2,876.0	2,597.0
Total assets	4,023.5	3,677.3
Long-term debt	1,438.1	1,169.4
Total liabilities	2,218.4	1,873.3
Total stockholders’ equity	1,805.1	1,804.0

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2026	2025	2026	2026	2025
Net income	$14.2	$29.3	$5.5	$19.7	$50.2
Interest expense	20.4	18.2	17.1	37.5	33.6
Provision for income taxes	6.5	12.1	5.1	11.6	22.4
Depreciation and other amortization(1)	13.9	11.8	13.5	27.4	23.0
Amortization of intangible assets	17.3	16.9	14.5	31.8	31.2
EBITDA (non-GAAP measure)	72.3	88.3	55.7	128.0	160.4
Stock-based compensation	14.6	11.9	15.1	29.7	25.7
Software costs write-off(2)	—	—	—	—	4.4
Acquisition, integration, and strategic planning expenses(3)	9.8	8.3	12.8	22.6	11.6
Adjusted EBITDA (non-GAAP measure)	$96.7	$108.5	$83.6	$180.3	$202.1

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2026	2025	2026	2026	2025
Net income	$14.2	$29.3	$5.5	$19.7	$50.2
Software costs write-off(2)	—	—	—	—	4.4
Acquisition, integration, and strategic planning expenses(3)	9.8	8.3	12.8	22.6	11.6
Tax effect on adjustments	(2.5)	(2.2)	(3.3)	(5.8)	(4.1)
Non-GAAP net income	21.5	35.4	15.0	36.5	62.1
Amortization of intangible assets	17.3	16.9	14.5	31.8	31.2
Other	(1.6)	(0.7)	(0.8)	(2.4)	(1.3)
Adjusted Net Income (non-GAAP measure)(4)	$37.2	$51.6	$28.7	$65.9	$92.0

Per diluted share:
Net income	$0.35	$0.67	$0.13	$0.48	$1.14
Adjustments	0.56	0.50	0.56	1.12	0.95
Adjusted Net Income (non-GAAP measure)(4)	$0.91	$1.17	$0.69	$1.60	$2.09

Common shares and share equivalents (diluted)	41.0	44.0	41.4	41.2	44.0
_________
(1) The three months ended June 30, 2026 include $2.6 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses.
(2) Write-off of previously capitalized costs related to software enhancements that will no longer be placed into service.
(3) The three months ended June 30, 2026 include costs related to strategic initiatives including updates to our go-to market strategy, outsourcing of certain back-office functions, ERP implementation, and costs related to the integration of Quinnox.
(4) Does not include the cash tax savings benefit of the tax deduction received for the amortization of goodwill and trademarks of approximately $9.6 million per quarter ($0.23 per diluted share).

FINANCIAL ESTIMATES FOR THE THIRD QUARTER OF 2026
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$14.5	$23.0
Interest expense	20.2	20.2
Provision for income taxes	5.9	9.4
Depreciation and other amortization(2)	13.6	13.6
Amortization of intangible assets	17.3	17.3
EBITDA (non-GAAP measure)	71.5	83.5
Stock-based compensation	14.0	14.0
Acquisition, integration, and strategic planning expenses(3)	9.5	7.5
Adjusted EBITDA (non-GAAP measure)	$95.0	$105.0

	Low	High
Net income(1)	$14.5	$23.0
Acquisition, integration, and strategic planning expenses(3)	9.5	7.5
Credit facility amendment expenses	0.6	0.6
Tax effect on adjustments	(2.5)	(2.0)
Non-GAAP net income	22.1	29.1
Amortization of intangible assets	17.3	17.3
Other	(1.6)	(1.6)
Adjusted Net Income (non-GAAP measure)(4)	$37.8	$44.8

Per diluted share:
Net income	$0.36	$0.56
Adjustments	0.56	0.54
Adjusted Net Income (non-GAAP measure)(4)	$0.92	$1.10
_______
(1)Does not include acquisition, integration, and strategic planning expenses, or excess tax benefits or shortfall related to stock-based compensation.
(2)Comprised of (i) $10.1 million of depreciation included in SG&A expenses, (ii) $3.1 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses, and (iii) $0.4 million of depreciation included in costs of services.
(3)Includes costs related to strategic initiatives including updates to our go-to market strategy, outsourcing of certain back-office functions, ERP implementation, and costs related to the integration of Quinnox.
(4)Does not include the cash tax savings benefit of the tax deduction received from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.24 per diluted share).

Non-GAAP Financial Measures

Statements in this release include financial information presented in accordance with accounting principles generally accepted in the United States ("GAAP") and also include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with GAAP. Management uses these non-GAAP measures (earnings before interest, taxes, depreciation, and amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses on a net of tax basis. The metric is not adjusted by the benefit of the tax deduction associated with the amortization of acquired definite-lived intangible assets as these cash tax savings appropriately reflect the performance of the Company's acquisitions.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

IT Consulting Metrics

Commercial IT consulting book-to-bill ratio represents the ratio of consulting bookings to related revenues for a specified period. Commercial IT consulting accounts for approximately 50 percent of the segment’s revenues and has increased as a proportion of the segment’s revenues over time. Bookings represent the value of new contracts entered into during the period, including adjustments for changes in contract scope and contract terminations. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. There is no assurance these bookings will result in future revenues.

Federal Government Segment new contract awards are defined as the estimated amount of future revenues to be recognized under contracts awarded during a specified period, including adjustments to estimates for contracts awarded in previous periods. The book-to-bill ratio for the Federal Government Segment is the ratio of New Contract Awards to revenues for a specified period. There is no assurance our new contract awards will result in future revenues.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@everforth.com